Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Key Tronic Corporation

Spokane Valley, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-159582, 333-70917, and 333-61202) of Key Tronic Corporation of our report dated September 10, 2012, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP

Spokane, Washington

September 10, 2012